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                              EMPLOYMENT AGREEMENT


         AGREEMENT (the "Agreement"), dated as of September 30, 1997, by and between FORWARD INDUSTRIES, INC., a New York corporation, having its offices at 275 Hempstead Turnpike, West Hempstead, New York 11552 (the "Company"), and THEODORE H. SCHIFFMAN, residing at 124 Broadway, Lawrence, New York 11559 (the "Executive").

                                    RECITALS

         A. The Executive has been continuously engaged as an employee, officer and/or a director of the Company from the Company's inception, the Company has prospered under the Executive's management, and the Executive has unique knowledge of the Company's business, operations, affairs, requirements and trade secrets.

         B. By reason of the Executive's special knowledge and experience, his services are uniquely valuable to the Company.

         C. The Executive has been rendering services to the Company pursuant to an employment agreement effective as of October 1, 1994 through September 30, 1997 (the "Prior Agreement").

         D. It is the considered judgment of the Board of Directors of the Company (the "Board") that it is in the Company's best interest to continue to secure the Executive's services, and to enter this Employment Agreement.

         E. The Company and the Executive have agreed upon all the terms of the Executive's employment as reflected in this Agreement.

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         Accordingly, in consideration of the mutual promises herein contained, it is agreed as follows:

         1. The Prior Agreement is hereby cancelled, and the terms and conditions of this Agreement supersede the terms and conditions of the Prior Agreement.

         2. The Company hereby employs the Executive as Chief Executive Officer and the Executive hereby accepts such employment with the Company, for a three-year term (the "Employment Term") commencing October 1, 1997 and expiring September 30, 2000, unless sooner terminated as hereinafter provided.

         3. During the Employment Term, the Executive will faithfully perform his duties to the best of his abilities and in accordance with the directions of the Company as given through the Board. The Company will use its best efforts to nominate and elect the Executive from year to year as a Director and as Chairman of the Board. The services to be performed by the Executive will be substantially of the same character of those performed by the Executive under the Prior Agreement. The Executive will perform such additional executive services as may, from time to time, be assigned by the Board. However, all services required to be performed by the Executive hereunder must at all times be of a type, nature and dignity as would normally be assigned to the Chief Executive Officer of the Company or of similar companies. During the Employment Term, the Executive will devote to the performance of such services substantially all of his business time and attention. The Executive at all times will have such executive powers and authority as may be required to enable him to discharge his duties in an efficient manner.

         4. If, during the Employment Term, the Executive is not serving as a Director and as Chairman of the Board of the Company or the Executive's authority and responsibility as Chief

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Executive Officer is curtailed or diminished through action of the Board, the same will, at the Executive's option, constitute a material breach of this Agreement by the Company, unless the Company cures such breach within 30 days after receiving written notice from the Executive specifically setting forth the claimed breach. If the Company fails to cure such breach within such 30 day period, the Executive, by written notice to the Board of Directors, may terminate his obligations hereunder, including, but not limited to, the rendition of any services to the Company, but the Company will, nevertheless, remain obligated to, and will, pay to the Executive, the Executive's widow (the "Widow") or the estate of the Executive or the Widow, from the date of such termination, all compensation which otherwise would have been payable to the Executive, the Widow or the particular estate as provided in Paragraphs 5(a),
(b) and (c) hereof, but for such termination. However, if between the date of such termination and September 30, 2000, the Executive accepts other employment, the Company's obligation to pay salary and bonus as provided in Paragraphs 5(a) and (b) hereof will be reduced by the amount of his compensation from such outside employment. The Executive agrees that if he accepts such other employment after the date of such termination, he will, promptly after commencing such employment, notify the Company of the date such other employment commenced, the anticipated expiration date of such other employment, and the rates and/or amounts of compensation from such other employment. Nothing herein contained will be deemed to impose any obligation upon the Executive to seek or continue any such other employment. From and after the date of any such termination by the Executive, the provisions of Paragraph 5 hereof applicable to the Consulting Period (as defined in Paragraph
6) and of Paragraph 6 will have no further force or effect.

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         5. As full compensation for all services to be rendered by Executive pursuant to this Agreement, the Company agrees to pay to the Executive, and the Executive agrees to accept the following:

            (a) a salary at the annual rate of $275,000 payable to the Executive in equal bi-weekly installments, or as may be the practice of the Company in making salary payments. The Board may, if it deems it to be in the Company's best interest, increase such salary rate from time to time. Such annual salary may be adjusted upwards from time to time during the Employment Term at the discretion of the Board.

            (b) In addition to salary, the Company will pay to the Executive for each fiscal year of the Company during the Employment Term, bonus compensation equal to 5% of Pre-Tax Earnings (as hereinafter defined) in excess of $1,000,000. Pre-Tax Earnings shall mean the Company's net income before provision for U.S. income taxes as disclosed by the Company's certified financial statements for such fiscal year without taking into consideration bonus compensation paid or payable to any employee of the Company for such fiscal year, including the bonus payable to the Executive for such fiscal year pursuant to this Paragraph 5(b). The calculation of bonus compensation will be made by the certified public accountants regularly engaged by the Company. If the Executive's employment is terminated pursuant to Paragraph 6 or if the Executive should die, in each case, prior to the end of the Employment Term, the Board shall determine in good faith the bonus payable to the Executive pursuant to this Paragraph 5(b) for the fiscal years commencing after September 30, 1997. Payment of any bonus due to the Executive will be made as soon as possible after the end of each fiscal year. In the event of the Executive's death, any bonus due will be paid to the Executive's estate.

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            (c) If the Executive dies during the Employment Term or during the
Consulting Period, the salary provided for in Paragraph 5(a) or the consultative compensation provided for in Paragraph 6, as applicable, will be paid to the end of the month in which the death occurs. Thereafter, if the Company is the recipient of at least $1,000,000 of insurance on the life of the Executive, the Company will pay to the Widow or, if the Executive's spouse has pre-deceased him, to the Executive's estate, a monthly death benefit of $10,000, payable on the first day of each month during the 10 year period following the date of the Executive's death, commencing with the first calendar month following the month in which the Executive died; if the Widow dies prior to the end of such 10 year period, then after the Widow's death, such monthly payments will be made to the Widow's estate for the balance of such 10 year period. If the Company is not the recipient of at least $1,000,000 of insurance on the life of the Executive, such monthly death benefits will be paid for a period of three years, followed by monthly death benefits of $5,000 for seven years; if the Widow dies prior to the end of such 10-year period, then, upon the Widow's death, such payments shall cease. Payments will be made by mail to the recipient at such address as the recipient may designate in writing to the Company from time to time.

            (d) Both during the Employment Term and the Consulting Period, the Company will provide the Executive with office space and facilities commensurate with the Executive's position and adequate for the performance of his duties and the Company will reimburse the Executive, in accordance with past practices of the Company, for such items of travel, business entertainment and miscellaneous expenses as may be reasonably incurred by him in the performance of his duties hereunder.

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            (e) In recognition of the Executive's need for an automobile for business purposes, the Company will provide the Executive during the Employment Term, and if requested during the Consulting Period, with an automobile, including maintenance, repairs, insurance and costs incident thereto, all comparable to those presently provided to the Executive by the Company.

         6. (a) If during the Employment Term, the Executive becomes incapacitated so as to be unable to render the services required hereunder for a period of 120 consecutive days or 150 days in any period of 365 days, the Company may terminate the Executive's employment hereunder by giving the Executive 30 days written notice of termination specifying the effective date of termination (the "Effective Date"). Upon the Effective Date, the Executive will be retained by the Company, for a period equal to the shorter of the period of disability or five years (the "Consulting Period"), as a consultant to render the consulting services described in Paragraph 6(c).

            (b) Until the Effective Date, the Executive will continue to receive his full salary and other compensation provided in Paragraph 5, and from the commencement of the Consulting Period to the earlier to occur of (i) the expiration of the Consulting Period, or (ii) the Employment Term, or (iii) the death of the Executive, the Company will pay to the Executive consultative compensation at the rate of 75% of the annual salary which the Executive was receiving on the commencement date of the Consulting Period; and at the end of the Employment Term, until the earlier to occur of (i) the expiration of the Consulting Period, or (ii) the death of the Executive, the Company will pay to the Executive consultative compensation at the rate of 60% of the annual salary which the Executive was receiving on the commencement date of the Consulting Period. Consultative compensation will be paid in equal monthly installments on the first day of each month, commencing with the calendar month following the month in which the Effective Date shall have

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occurred and the Company shall receive credit for any amounts paid to the
Executive during the immediately preceding month under any disability insurance, the premiums for which have been paid by the Company.

            (c) During the Consulting Period, the Executive will only be required to render such consulting services as he is capable of rendering and the Company determines to be appropriate, but the Executive's incapacity at any time to render such consulting services or the Executive's inability to render such services which might be detrimental to his health will not affect the Company's obligation to pay consultative compensation pursuant to Paragraph 6(b). The Executive is not required to attend at the Company's offices in West Hempstead, New York or at any other place designated by the Company in order to be entitled to any consultative compensation, and the Executive may render any such services from his residence.

         7. In addition to the compensation provided for by this Employment Agreement, the Company agrees that the Executive shall be entitled to participate in any retirement, disability, medical, pension, profit sharing, group insurance, or any other plan or arrangement, or in any other benefits now or hereafter generally available to executives of the Company, in each case to the extent that the Executive shall be eligible under the general provisions thereof. The Executive shall be entitled to vacation periods consistent with the past practices of the Company with regard to the Executive in such matters.

         8. The Company, by notice to the Executive, may terminate the Executive's employment hereunder for Proper Cause. As used herein, "Proper Cause" shall mean that the Executive has (a) willfully or materially refused or failed to carry out specific directions of the Board of Directors of the Company, or (b) willfully refused or failed to perform a material part of his duties hereunder, or

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(c) materially breached the provisions of Section 9 of this Agreement, or (d)
acted fraudulently or dishonestly in his relations with the Company, or (e) committed larceny, embezzlement, conversion or any other act involving the misappropriation of Company funds or assets in the course of his employment, or
(f) been convicted of any crime involving an act of moral turpitude.

         9. (a) In view of the fact that the Executive's work for the Company has and will bring him into close contact with many confidential affairs of the Company not readily available to the public, as well as plans for future developments, the Executive agrees:

                (1) To keep secret and retain in the strictest confidence all confidential matters of the Company, including, without limitation, trade "know-how", secrets, customer lists, pricing policies, operational methods, technical processes and other business affairs of the Company, learned by him heretofore or hereafter and not to disclose them to anyone outside the Company, either during or after his employment with the Company except (i) in the course of performing his duties hereunder, (ii) with the Company's express written consent, (iii) to the extent that any such information is in the public domain, other than as a result of the Executive's breach of any of his obligations hereunder, or (iv) when required to be disclosed by Court order, subpoena or other governmental process.

                (2) To deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, all memoranda, notes, records, reports, and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which he may then possess or have under his control.

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            (b) During the term of this Agreement and for a period of one (1)
year following a Termination of Employment in Breach of Executive's Obligations (as such term is defined in Paragraph 9(d) hereof):

                (1) The Executive shall not, without the prior written consent of the Company, directly or indirectly:

                    (i) enter into the employ of or render any services to any person, firm or corporation engaged in any Competitive Business (as such term is defined in Section 9(d) hereof) which competes directly with the Company;

                    (ii) engage in any Competitive Business which competes directly with the Company for his own account; or

                    (iii) become interested in any Competitive Business which competes directly with the Company as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity. However, nothing in this Agreement shall preclude the Executive from investing his personal assets in the securities of a corporation or other business entity which is engaged in a Competitive Business with the Company if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than two (2%) percent of the publicly-traded equity securities of such competitor.

                (2) The Executive shall not, without the prior written consent of the Company, directly or indirectly employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed in any executive, managerial or sales capacity by

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the Company or any of its subsidiaries or affiliates while the Executive was employed by the Company.

            (c) If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Paragraphs 9(a) or 9(b) hereof, the Company shall have the following rights and remedies:

                (1) The right and remedy to have the provisions of this Agreement specifically enforced pursuant to the provisions of Paragraphs 9(a) and 9(b), it being acknowledged and agreed by the Executive that the services being rendered hereunder to the Company are of a special, unique or extraordinary character in that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                (2) The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as a result of any transactions constituting a breach of any of the provisions of Paragraphs 9(a) or 9(b), and the Executive hereby agrees to account for and pay over such Benefits to the Company.

            (d) The following terms, as used in this Paragraph 9 or anywhere else in this Agreement, shall have the same meaning as set forth below.

                (1) The term "Termination of Employment in Breach of Executive's Obligations" shall mean, with respect to the Executive, the occurrence of any of the following events:

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                    (i) the termination by the Company of this Agreement for
Proper Cause, as set forth in Paragraph 8 hereof;

                    (ii) the Executive's voluntary withdrawal from the employment of the Company in breach of this Agreement.

                (2) The term "Competitive Business" shall mean any line of business engaged in or conducted by the Company, and any line of business that is substantially the same as any line of business engaged in or conducted by the Company (i) during the term of this Agreement, (ii) at the time the Executive's employment hereunder was terminated as a result of a Termination of Employment in Breach of Executive's Obligations; or (iii) which, to the knowledge of the Executive, the Company definitively planned to engage in or conduct at the earlier to occur of (i) or (ii). As of the date hereof, the Company is currently engaged in the design, manufacture and sale of soft-sided carrying cases, and advertising specialties fabricated from vinyl.

            (e) Each of the rights and remedies enumerated above and elsewhere in this Agreement shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

         10. All notices, approvals, consents, acceptances, waivers, reports, requests and other communications required or permitted to be given hereunder (all of the foregoing hereinafter collectively referred to as "Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail or equivalent, if available (airmail if out-of-town), postage prepaid, or by telex or cablegram (which shall be confirmed by a writing sent by registered or certified mail or equivalent on the same day that

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such telex or cablegram is sent), addressed to the parties at the following addresses or at such additional address as any party shall hereafter specify by Communication to the other party:

             (a)   If to the Company:

                   Forward Industries, Inc.
                   275 Hempstead Turnpike
                   West Hempstead, New York 11552
                   Attention:  President

                   with a copy to:

                   Squadron, Ellenoff, Plesent & Sheinfield, LLP
                   551 Fifth Avenue
                   New York, New York 10176
                   Attention: Kenneth R. Koch, Esq.

             (b)   If to the Executive:

                   Theodore H. Schiffman
                   124 Broadway
                   Lawrence, New York 11559

             Except as otherwise provided herein, all Communications shall be deemed given, received and dated on the date when received personally, one (1) day after being sent by cable or telex and three (3) business days after mailing by first class mail, postage prepaid, whichever shall first occur.

         11. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. No interpretation, change, termination or waiver of or extension of time for performance under any provision of this Agreement shall be binding upon any party unless in writing and signed by the party intended to be bound thereby. Except as otherwise provided in this Agreement, no waiver of or other failure to exercise any right

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under or default or extension of time for performance under any provision of this Agreement shall affect the right of any party to exercise any subsequent right under or otherwise enforce said provision or any-other provision hereof or to exercise any right or remedy in the event of any other default, whether or not similar.

         12. If any one or more of the provisions contained in this Agreement, or any part thereof, is hereafter construed to be invalid and unenforceable, the same shall not affect the remainder of such provisions, which shall be given full effect regardless of the invalid portions, and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Agreement and, upon so agreeing, shall incorporate such substitute provision in this Agreement. If the courts of any one or more jurisdictions shall hold all or any part of the provisions contained in this Agreement wholly unenforceable by reason of the breadth or scope thereof or otherwise, it is the intention of the parties that such determination shall not bar or in any way affect their right to relief in the courts of any other jurisdictions as to failure to observe such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent provisions. If any of the provisions contained in this Agreement is held to be unenforceable because of the duration of such provision or the geographical area or the nature of the business of the Company covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, geographical area and/or nature of business of the Company covered by such provision and in its reduced form said provision shall then be enforceable.

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         13. This Agreement shall be binding upon and shall inure to the benefit of the undersigned parties and their respective legal representatives, heirs, successors and assigns. This Agreement may not be assigned by the Executive.

         14. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed in entirely in the State of New York.

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement the date and year first above written.

                                            FORWARD INDUSTRIES, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                            -----------------------------------
                                            THEODORE H. SCHIFFMAN

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